UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 22, 2022

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-09341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2022, iCAD, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Stacey Stevens to continue serving as Chief Executive Officer and President of the Company. Ms. Stevens’s compensation will consist of an annual base salary of $400,000, effective as of March 1, 2022, and a target incentive bonus of up to 75% of her base salary if the Company achieves goals and objectives determined by the Compensation Committee.

In connection with the Employment Agreement, on March 14, 2022, the Company granted Ms. Stevens an option to purchase 200,000 shares of Company common stock at an exercise price of $3.93 per share, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on the grant date.

Ms. Stevens is also entitled to customary benefits, including participation in employee benefit plans. The Employment Agreement provides that if her employment is terminated without “cause” or if she terminates her employment for “good reason” (as such terms are defined in the Employment Agreement), then, among other things: (i) she will continue to receive an amount equal to her base salary for the 15 month period from the date of her termination; (ii) she will receive the pro rata portion of her incentive bonus, if any, earned for the fiscal year of her termination; and (iii) she will receive reimbursement of monthly premiums for continued health benefits for 15 months.

In the event that within nine months of a “change in control,” Ms. Stevens’s employment is terminated by the Company without “cause,” then: (i) she will continue to receive an amount equal to her base salary for the period of 24 months from the date of her termination; (ii) she will receive the pro rata portion of her incentive bonus, if any, earned for the fiscal year of her termination; and (iii) all unvested stock options and other equity awards granted by the Company will immediately vest and become exercisable and will remain exercisable for not less than one year thereafter.

This description of the Employment Agreement is qualified in its entirety by the agreement filed as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective March 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Stacey Stevens
Stacey Stevens
Chief Executive Officer and President

Date: March 25, 2022